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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                    SUPPLEMENTAL BUSINESS SEGMENT INFORMATION
                              1998 CHANGE FROM 1997



                                                       FIRST QUARTER
                                                         % CHANGE
                                                     SALES     OPERATING
                                                    REVENUE   EARNINGS(1)
                                                    -------   -----------

SPECIALTY & PERFORMANCE SEGMENT
  Specialty plastics                                    11%          +
  Performance chemicals                                (10)%         0
  Fine chemicals                                       (16)%        --
  Fibers                                               (18)%        --
  Coatings, inks & resins                                -%         ++

Total Segment                                           (7)%       (25)%
                                                      ======      ======


CORE PLASTICS SEGMENT
  Container plastics                                    18%         ++
  Flexible plastics                                    (10)%        --

  Total Segment                                          7%         95%
                                                      ======      ======


CHEMICAL INTERMEDIATES SEGMENT
  Industrial intermediates                               2%         ++

  Total Segment                                          2%         36%
                                                      ======      ======

  Total Eastman                                         (2)%        (1)%
                                                      ======      ======



------------------------------

(1)  0     =    Change of approximately 0 - 2% (+ or -)
     +     =    Increase of approximately 2 - 10%
     ++    =    Increase of greater than 10%
     -     =    Decrease of approximately (2) - (10)%
     --    =    Decrease of greater than (10%)
     Sm    =    Negligible change in dollar amount
     Nm    =    Not meaningful




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